Exhibit 10.1

WAIVER AGREEMENT

                This Waiver Agreement dated as of March 31, 2005 is entered into with reference to the Amended and Restated Loan Agreement dated as of December 14, 2001 among Wheeling Island Gaming, Inc., a Delaware corporation, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent for itself and for the other Lenders (as at any time amended, the “Loan Agreement”). Capitalized terms used herein are used with the meanings set forth for those terms in the Loan Agreement.

                A.            Pursuant to Section 6.13 of the Loan Agreement, the Borrower is required to maintain a Leverage Ratio as of its Fiscal Quarter ended April 3, 2005, which is not greater than 2.75:1.00.

                B.            The Borrower anticipates that the Leverage Ratio as of such date will be in excess of the required ratio, and has requested this Waiver Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

                1.             Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that (a) as of April 3, 2005, the Leverage Ratio is not in excess of 3.25:1.00, and (b) no other Default or Event of Default has occurred and remains continuing.

                2.             Waiver.  In reliance upon the foregoing representation, and subject to the conditions set forth in Section 3 hereof, the Administrative Agent, acting with the approval of the Requisite Lenders, hereby waives the Leverage Ratio covenant set forth in Section 6.13 for the Fiscal Quarter ended April 3, 2005 only.  This is a one-time waiver, and the Borrower shall strictly comply with Section 6.13 in respect of all subsequent Fiscal Quarters.

                3.             Conditions Precedent.  The following shall be conditions precedent to the effectiveness of this Waiver Agreement:

                (a)           The Requisite Lenders shall have executed consents hereto, substantially in the form of Exhibit A;

                (b)           WDRA Food Service, Inc. and Wheeling Land Development Corp. shall have countersigned this Waiver Agreement to evidence their consent hereto.

                4.             Confirmation.  In all other respects, the terms of the Loan Agreement and the Loan Documents are hereby confirmed.

                IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above by their duly authorized representatives.

WHEELING ISLAND GAMING, INC., a West Virginia corporation

By:	/s/ Michael D. Corbin

Title:	Vice President of Finance

The undersigned consent to the execution, delivery and performance of this Waiver Agreement and acknowledge that the Subsidiary Guaranty remains in full force and effect.

WDRA FOOD SERVICE, INC.

By:	/s/ Terry C. Burton

Title:	Assistant Manager

WHEELING LAND DEVELOPMENT CORP.

By:	/s/ Michael D. Corbin

Title:	Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Christopher M. Levine

Title:	Assistant Vice President

Exhibit A — Form of Lender Consent

                This Lender Consent is executed by the undersigned Lender with reference to the Amended and Restated Loan Agreement dated as of December 14, 2001 among Wheeling Island Gaming, Inc., a Delaware corporation, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent for itself and for the other Lenders (as at any time amended, the “Loan Agreement”). Capitalized terms used herein are used with the meanings set forth for those terms in the Loan Agreement.

                The undersigned Lender hereby consents to the execution of a Waiver Agreement by the Administrative Agent in respect of the Leverage Ratio covenant set forth in Section 6.13 of the Loan Agreement for the Fiscal Quarter ended April 3, 2005 only, substantially in the form of the draft presented to the Lenders.

By:

Title: